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                                                                   Exhibit 10.18

                                LEASE AGREEMENT
            CRANE & CO., INC. - AMERICAN BANK NOTE HOLOGRAPHICS, INC.


LEASE made as of this 19th day of January, 2001, by and between CRANE & CO., INC., 30 South Street, Dalton, Massachussets 01226, hereinafter Landlord, and AMERICAN BANK NOTE HOLOGRAPHICS, INC., 399 Executive Boulevard, Elmsford, New York 10528, hereinafter Tenant.

1. Leased Premises. Landlord hereby leases to Tenant and Tenant leases from Landlord on property owned by Landlord at Bay State Mill, 30 Main Street, Dalton, Massachusets (hereinafter Bay State Mill), upon the terms and conditions set forth herein, the following described premises, hereinafter "Leased Premises": A space approximately 2,400 square feet on the second floor of the Bay State Mill and as generally shown on the attached plan.

2. Term. The term of this lease shall be for 12 months, commencing on November 1, 2000, and ending on October 31, 2001, and shall be automatically renewed for successive one-year terms unless one party provides the other party with a minimum of 120 - calendar days' notice of its intent not to renew.

3. Rent. Tenant shall pay to Landlord rent in advance on the first day of each month, commencing November 1, 2000, at the rate of $2.50 per square foot per month. Tenant acknowledges that Tenant has had the opportunity to measure the Leased Premises and agrees that the Leased Premises shown on the plan is 2,400 square feet and therefore the monthly rent is $6,000.00.

4. Common Area. Tenant shall have the nonexclusive right to use in common with Landlord and designees of Landlord the Common Areas serving the Bay State Mill for parking, the loading area designated by Landlord, the nearest rest room facilities on the first floor, common employee entrance in the rear of the Bay State Mill and the hallway designated by Landlord leading to the Leased Premises.

5. Rules and Regulations. Landlord may from time to time adopt rules and regulations for the use of the Leased Premises and Common Area provided the same do not substantially interfere with the conduct of Tenant's business. Landlord is under no obligation to adopt such rules and regulations or if any be adopted, the Landlord is under no obligation to enforce the same.

6.   Utilities.

     a. Landlord will (a) keep in good order and repair the presently existing mains, ducts and conduits for water, gas, electricity and sewer for domestic use only, (b) keep in good order and repair the presently existing mechanical systems for heating, ventilation, air conditioning, security and fire detection and suppression system.

     b. Tenant shall contract in its own name to pay all utility services rendered or furnished tothe Leased Premises for which a meter or other recording device can reasonably

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be installed, otherwise Tenant shall pay monthly within five days of billing by
Landlord as rent all utilities on a prorated meter or actual basis as determined by the Landlord.

     c. If Tenant shall install any equipment or conduct any activity which overloads any main, duct or conduit or adversely affects the functioning of any equipment serving the Leased Premises or the Bay State Mill, the Tenant shall at its expense promptly make whatever changes are necessary to remedy such condition and to comply with all requirements of Landlord, the Board of Fire Insurance Underwriters (or any similar body) and any applicable governmental authority.

     d. Landlord may with notice to Tenant or without notice in the case of emergency cut off and discontinue water, gas, electricity, sewer and all other utilities whenever such discontinuance is necessary to make repairs or alterations. No such action by the Landlord shall be construed as an eviction or disturbance of possession or as its election to terminate this Lease nor shall Landlord be in any way responsible or liable for such action. Landlord will proceed with due diligence to make the necessary repairs or alterations as promptly as practicable.

7. Guard Service. Landlord shall provide guard service consistent with the level of guard service Landlord furnishes itself at the Bay State Mill.

8. Use. Tenant shall use the Leased Premises only to manufacture holographics products and uses incidental thereto.

9.   Tenant's Insurance.

     a. Tenant shall provide at its expense comprehensive public liability insurance with minimum limits of $1,000,000 for bodily injury, death or property damage in any one accident with both the Landlord and Tenant as named insureds. Such insurance shall be the primary insurance.

     b. Tenant shall maintain fire and extended coverage in an amount equal to the full value of Tenant's equipment, furniture, fixtures, inventory, work in process, raw materials, books and records and other property owned or within the control of Tenant situated in the Leased Premises or in or near the Bay State Mill.

     c. Tenant shall provide Landlord with certificates of insurance or such other evidence of Tenant's insurance acceptable to Landlord. Each such policy shall contain a provision that it cannot be cancelled without 30 days' prior notice to Landlord and evidence of renewal at least five days prior to expiration of said insurance. All policies shall be written by responsible insurance companies licensed to do business in the Commonwealth of Massachusetts.

10. Landlord's Insurance. During the term, Landlord shall maintain comprehensive public liability insurance for bodily injury, death and property damage with a minimum combined single limit of liability of $1,000,000. The comprehensive public liability insurance provided for under Section 9a shall be primary.
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11.  Waiver of Subrogation.

     a. Landlord hereby releases Tenant to the extent of its insurance coverage from any and all liability for loss and damage caused by fire or any extended coverage casualties insured against by Landlord, even if such fire or casualty shall be brought about by the fault or negligence of Tenant or any person claiming under it; provided, however, if this release shall be in force and effect only with respect to any loss or damage occurring during such times as the Landlord's policy of insurance covering such loss or effect shall contain a clause to the effect that this release shall not affect said policies or the right of Landlord to recover thereunder. Landlord agrees that its fire and extended coverage policies will include such a clause so long as the same is obtainable and is includable without extra cost, or if extra cost is chargeable therefor, so long as Tenant pays such extra cost. If the extra cost is chargeable therefor, Landlord will advise Tenant thereof and of the amount thereof. Tenant may pay the same but shall not be obligated to do so.

     b. Tenant hereby releases Landlord to the extent of its insurance coverage from any and all liability for any loss or damage caused by fire or any of the extended coverage casualties or other casualty insured against by Tenant, even if such fire or other casualty shall be brought about by the fault or negligence of the Landlord or its agents; provided, however, this release shall be in force and effect only with respect to any loss or damage occurring during such time as Tenant's policy of insurance covering such loss or damage shall contain a clause to the effect that this release shall not affect said policies or the right of Tenant to recover thereunder. Tenant agrees that its fire and extended coverage insurance policies will include such a clause so long as the same is obtainable and is includable without extra cost, or if extra cost is chargeable therefor, so long as the Landlord pays such extra cost. If extra cost is chargeable therefor, Tenant will advise Landlord thereof and of the amount thereof. Landlord may pay the same but is not obligated to do so.

12.  Liability; Tenant's Risk.   All property of Tenant and those claiming by,
through or under Tenant's that may be on the Leased Premises or in or about the Common Area or the Bay State Mill shall be at the sole risk of Tenant and Landlord shall not be liable to Tenant or any other persons for any injury, loss or damage to such property on the Leased Premises or in and about the Common Area or the Bay State Mill.

13.  Water Damage.   Landlord shall not be liable to Tenant for any damage to
person or property by way of water including, but not limited to, which may be sustained by reason of breakage, leakage, obstruction of any pipe or fire suppression system.

14.  Interruption of Utility Services.   Landlord shall not be liable to Tenant
for any interruption of business or damage to property of the Tenant and those claiming through, by or under the Tenant or to the Leased Premises resulting from interruption of utility service including, but not limited to, heat, air conditioning, electricity, fuel for auxiliary power supplies, water, sewer, ventilation, security system, guard service and fire detection and suppression systems.


15.  Access to Premises.   Landlord and its agents shall have the right to enter
into and upon the Leased Premises as it deems necessary or advisable to inspect the Leased Premises, to make any repairs or improvements to the Leased Premises or any part of the Bay State Mill or the exhibit the Bay State Mill for sale, lease or mortgage financing as the Landlord deems necessary or advisable.

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16.  Tenant's Alterations. Tenant may make, with Landlord's prior written approval, which may not be unreasonably withheld, at Tenant's sole expense, any alterations and improvements in and to the Leased Premises which Tenant deems necessary or suitable for the conduct of business, provided that Tenant's Work shall be performed in a good and worker-like manner, without impairing the structural integrity or condition and further provided all alterations and improvements shall be done in good and workmanlike manner with materials of good quality in accordance with all applicable laws, ordinances, rules and regulations of appropriate governmental agencies. Tenant's Work shall be performed by contractors approved by Landlord, which approval shall not be unreasonably withheld; provided, however, that any of Tenant's Work involving the outside of exterior walls, load-bearing walls, roof, structural aspects of the ceilings and floors, mechanical systems or exterior windows shall require Landlord's prior written approval of plans and shall be performed by Landlord's contractors or subcontractors, at Tenant's expense at a cost no higher than would be charged by standard arms-length transactions for such work. Landlord shall, at Tenant's expense, cooperate with Tenant in securing building and other permits and authority necessary from time to time for any work permitted under this Section. Tenant shall remove the Process equipment installed by it under this Lease at the end of the Lease term unless the parties otherwise agree in writing. Tenant shall repair any damage to the Leased Premises and Common Area caused by the installation and subsequent removal of the equipment. All such alterations shall be the property of the Landlord unless otherwise agreed in writing.

17. Compliance with Law. Tenant, at its expense, shall promptly comply with all federal, state and municipal laws, orders and regulations, and with all lawful directive of public officers, which impose any duty upon it or Landlord with respect to the Leased Premises as well as all orders and regulations of the National Board of Fire Underwriters or any other present or future body exercising similar functions. The Tenant, at its expense, shall obtain all required licenses or permits for the conduct of its business including, but not limited to, occupancy, air emissions and waste water discharge permits and the Landlord when necessary will join with Tenant in applying for all such permits or licenses.

18.  Maintenance and Repair; Tenant's Repair.

     a. Tenant shall, except for reasonable wear and tear and damage by fire or other insured casualty, keep in good order and condition and repair the Leased Premises including, but not limited to:

     (1)  The interior portions of all windows, doors and plateglass.

     (2)  Fixtures.

     (3)  Nonstructural aspects of the walls, floors and ceilings.

     (4)  Tenant's alterations and improvements.

     b. Tenant shall promptly repair all damage to the Leased Premises or to the Common Area including, but not limited to, the loading dock caused by the act or omission of Tenant, Tenant's employees, agents, invitees or licensees except for reasonable wear and tear and damage by fire or other insured casualty.

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19.  Landlord's Repairs.  Landlord will keep in good order, condition and repair the foundation, roof, exterior walls, downspouts, gutters and structural parts of the Leased Premises, the Common Area fixtures and as provided in paragraph 6 all utility conduits, sewage conduits and water lines, fixtures and equipment but excluding the exterior and the interior portions of all doors, windows and plateglass. Landlord shall not be liable for any delay in making repairs it shall be obligated to make unless Landlord shall fail to make such repairs within the reasonable time after it has received notice of the need therefor.

20. Indemnification. Tenant shall indemnify and hold the Landlord, its agents and employees harmless from and against all costs, losses, damages, liabilities and expenses (including reasonable attorney's fees and expenses) occasioned wholly or in part by any act or omission of Tenant or Tenant's employee, agent or contractor, regardless of whether or not it is caused in part by a party indemnified hereunder, arising out of or based upon (a) the use of the Leased Premises by Tenant, (b) damage to property or injury to persons occurring on or about the Leased Premises or the Bay State Mill, (c) injury to Tenant's employees, licensees, or invitees occurring on or about the Leased Premises or the Bay State Mill or (d) failure to repair and maintain the Leased Premises as required of Tenant except as caused by the negligence of the Landlord. This provision shall survive the expiration or termination of this Agreement.

21. Destruction by Fire or Other Casualty. In the event that any portion of the Leased Premises or the Bay State Mill which is essential to the continued operation of Tenant's business or Landlord's business is destroyed by fire or other casualty, then Landlord shall, except as hereinafter provided, promptly, at its own expense, cause the Leased Premises to be restored as nearly as practicable to the condition they were in prior to the destruction. During the construction period, a just and proportionate part of the Rent shall be abated until such restoration is substantially completed. However, if Landlord elects, by written notice to Tenant, within 60 days after such destruction, not to restore the Leased Premises, this Lease shall terminate. If Landlord shall not so elect to terminate this Lease, Landlord shall commence restoration of the Premises within 90 days after such destruction. If such restoration is not completed within 180 days after such destruction, Tenant shall, unless otherwise agreed by the parties in writing, be entitled to terminate this Lease forthwith on written notice to Landlord. In the event that a portion of the Leased Premises which is not essential to the continued operation of Tenant's business shall be so destroyed, there shall be no refund or reduction of Tenant's Rental.

22. Condemnation. In the event that title to all or a portion of the Leased Premises shall be taken by any public authority for any public use, then this Lease shall automatically terminate as to the portion taken as of the date said title shall be taken. If any part of the Leased Premises shall be so taken as to render the remainder thereof unusable for the purpose for which the Leased Premises were leased, then Tenant, at its option, shall have the right to terminate this Lease upon 90 days' prior notice to Landlord. If a portion of the Bay State Mill is so taken and Landlord deems the balance of the Bay State Mill unusable for its intended purposes, then Landlord, at its option, shall have the right to terminate this Lease upon 90 days' prior notice to Tenant. In the event that this Lease shall terminate or be terminated by such condemnation or other similar taking, the rent under this Lease shall be paid to the date of termination. The amount of any such taking award shall be the property of the Landlord. It is understood that in the event of a termination of this Lease, that Tenant shall have no claims against the Landlord or the condemning authority for the value of any unexpired term of its Lease nor any right or claim to any part of the Landlord's award on account thereof. Tenant hereby waives each such claim and/or right and assigns any such claim or right to Landlord.
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Tenant shall have the right to make a separate claim with the taking authority for the value of Tenant's property and expenses, provided, however, that such separate claim shall not adversely affect the amount of the Landlord's award.

23. Assignment: Subletting. Tenant shall not assign or transfer its interest or right to possession in whole or in part of the Leased Premises without prior written approval of Landlord which shall not be unreasonably withheld. If Landlord shall consent to an assignment or transfer of its interest or right to possession in whole or in part of the Leased Premises, such shall not impair the privity of contract between Landlord and Tenant and Tenant shall continue to remain primarily liable under this Lease.

24. Holdover. If Tenant shall remain in possession of the Premises after the expiration of the term, such holding over will be deemed to have created and construed to be a tenancy from month-to-month on the terms and conditions set forth in this Lease except that during any period of such holdover, Tenant shall be obligated to pay Rent equal to 150% of the Rent payable at the time of termination prorated over the holdover period and all other charges referred to herein.

25.     Default. For purposes of this Section 25, a "Default" shall mean:

     25.1 Failure in the payment of Rent if such default shall continue for 15 days after written notice to Tenant; and;

     25.2 Any other breach by Tenant under this Lease if such breach shall continue for a period of 30 days after a default notice from the Landlord to Tenant, provided, however, that if the default complained of shall be of such a nature that the same cannot be completely remedied or cured within such 30-day period, then such default shall not be an enforceable default against Tenant for the purposes of this Section if Tenant shall have commenced, in good faith, curing such default within such 30-day period and shall proceed with reasonable diligence and in good faith to promptly remedy the default complained of;

     25.3 (a) The estate hereby created is taken by process of law, (b) Tenant shall file a voluntary petition in bankruptcy, (c) any involuntary petition initiating a bankruptcy proceeding is filed against Tenant and is not dismissed within 60 days, (d) Tenant is adjudicated bankrupt, (e) Tenant shall make an assignment for the benefit of creditors or take the benefit of any insolvency law or (f) a receiver is appointed for Tenant.

     25.4 There is an assignment, subletting, or attempted assignment or subletting of this Lease or of Tenant's interest therein in violation of the restrictions set forth in this Lease.

In the event of any Default under this Lease, Landlord shall, consistent with Massachusetts law, be entitled immediately or at any time thereafter, without demand or notice, to enter upon the Leased Premises and repossess the Leased Premises as of their former estate and expel and remove from the Leased Premises, forcibly, if necessary, Tenant and those claiming under Tenant and Tenant's effects, terminating this Lease without prejudice to any remedies which Landlord might otherwise be entitled to for arrears of Rent or otherwise. In the event of such termination, Tenant shall indemnify Landlord against all loss or Rent and other damages and costs which Landlord may incur by reason of such termination.
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26.  Severability.  If any provision of this Lease shall be deemed invalid or unenforceable, the balance of this Lease shall remain in effect, and if any provision is deemed inapplicable to any person or circumstance, it shall nevertheless be construed to apply to all other persons and circumstances.

27. Integration. This Lease contains a complete statement of representations, warranties, covenants and agreements by and between the parties with respect to the Leased Premises and cannot be changed orally.

28. Recording. Tenant shall not record this Lease. The parties will, at the request of either, enter into a short form notice of lease, in recordable form, containing the date set forth in Chapter 183, Section 4, of the General Laws of Massachusetts.

29. Notice. Any notice, approval, invoice, consent submission or other communication under this Lease shall be in writing and shall be considered as given when delivered personally or mailed by registered or certified mail, return receipt requested, to the parties at the addresses indicated below (or at such other addresses as the parties may specify by notice to the other pursuant hereto).

     (a)     If to Landlord, to it at:
             Crane & Co., Inc.
             30 South Street
             Dalton, MA 01226

     (b)     If to Tenant, to it at:
             American Bank Note Holographics, Inc.
             399 Executive Boulevard
             Elmsford, NY 10528
             Attention: President

             With a copy to:
             Fulbright & Jaworski L.L.P.
             666 Fifth Avenue
             New York, NY 10103
             Attention: Steven Suzzan

30. Late Charge. Tenant shall pay to Landlord a late charge for all Rent not paid within five (5) days of the date it is due and payable in an amount equal to 18% per annum from the date it was due to the date of payment.

31.  Environmental Matters.

     31.1.1 The term "Hazardous Substance" means any substance that is at any time defined or listed in, or otherwise classified, designated, or regulated pursuant to, any Environmental Law as a hazardous substance, hazard chemical, infectious waste, toxic substance, toxic pollutant or solid waste, or any other legislative or regulatory formulation intended to define, list, or classify substances by reason of deleterious properties such as ignitability, corrosivity, reactivity, carcinogenicity, toxicity, reproductive toxicity or EP toxicity, including, without limitation, asbestos and polychlorinated biphenyls and also including oil and petroleum, petroleum products, by-products and wastes, and by-products associated with the
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extraction, refining, or use of petroleum or petroleum products, whether or not so defined, listed, classified, designated or regulated in "Environmental Laws."

     31.1.2 The term "Environmental Law" means any statute, law, act, ordinance, rule, regulation, order, decree, or ruling of any Federal, State and/or local governmental, quasi-governmental, administrative or judicial body, agency, board, commission or other authority relating to the protection of health and/or the environment or otherwise regulating and/or restricting the use, storage, disposal, treatment, handling, release and/or transportation of Hazardous Substances, including, without limitation, The Comprehensive Environmental Response, Compensation and Liability Act, The Resource Conservation and Recovery Act, The Federal Water Pollution Control Act, The Clean Air Act, The Hazardous Materials Transportation Act, The Toxic Substances Control Act, The Emergency Planning and Community Right to Know Act, and the Environmental Laws of the Commonwealth of Massachusetts, each as now or hereafter amended, and all regulations and interpretive guidelines respectively promulgated thereunder.

     31.2.1 Tenant's Representations and Warranties. As a material inducement to Landlord to enter into this Lease, Tenant represents and warrants to Landlord, its officers, directors, shareholders, members, partners, agents and employees as follows:

     31.2.2.1 The conduct of Tenant's business will not involve the use, handling, generation, manufacture, production, storage, discharge, treatment, removal, transport or disposal of any Hazardous Substance except as described on the attached Schedule 31.2.2.1 and for de minimis quantities necessary to the conduct of Tenant's business.

     31.2.2.2 The conduct of Tenant's business does not and will not require the issuance to or possession by Tenant of any license, permit or other governmental or quasi-governmental consent or approval relating to the use, handling, generation, manufacture, production, storage, release, discharge, treatment, removal, transportation, decontamination, cleanup, disposal or presence of Hazardous Substances except as described on the attached Schedule
31.2.2.2 (Environmental Permits).

     31.2.2.3 With respect to all other operations of Tenant and its affiliates, neither the Tenant, nor any such affiliate, nor any real estate or improvements at which Tenant or any such affiliate conducts business, has been the subject of any actual or threatened order, investigation or inquiry by any governmental, quasi-governmental, administrative or judicial body, agency, board, commission or other authority relating to the use, handling, generation, manufacture, production, storage, discharge, treatment, removal, transport or disposal of any Hazardous Substance.

     31.2.3    The representations and Warranties of Tenant contained in this
Section 31.2.1 shall survive the expiration or termination of the term of this Lease.

     31.3      Environmental Covenants.

     31.3.1 Tenant will not use, handle, generate, manufacture, produce, store, discharge, treat, remove, transport or dispose of Hazardous Substances at, in, upon, under, to or from the Leased Premises except (i) for Hazardous Substances as described in Schedule 31.2.2.1 in compliance with Environmental Permits as described in Schedule 31.2.2.2 and such other environmental and other permits as are necessary or advisable and for Hazardous Substances
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in de minimis quantities necessary for the conduct of the business of the
Tenant and (ii) in strict compliance with all Environmental Laws.

     31.3.2 Tenant will immediately deliver to Landlord complete copies of all notices, demands or other communications received by Tenant from any governmental or quasi-governmental authority or any insurance company or board of fire underwriters or like or similar entities regarding in any way (i) alleged violations or potential violations of any Environmental Law or otherwise asserting the existence or potential existence of any condition or activity on the Leased Premises which is or could be dangerous to life, limb, property or the environment (including without limitation water or air quality), or (ii) releases or threatened releases of Hazardous Substances upon, under, at, in or from the Leased Premises.

     31.3.3 The Tenant shall immediately advise Landlord in writing (and orally in the event of a release or other emergency) of (i) any and all enforcement, clean-up, removal and mitigation orders or other governmental, regulatory or judicial acts or orders instituted, contemplated or threatened pursuant to any Environmental Law affecting the Leased Premises, Landlord or Tenant that becomes known to Tenant or an agent or employee of the Tenant; (ii) all claims made or threatened by any third party against the Leased Premises, Landlord or Tenant relating to damage, contribution, cost recovery, compensation, loss or injury resulting from any actual, proposed or threatened use, handling, generation, manufacture, production, storage, release, discharge, treatment, removal, transportation, decontamination, cleanup, disposal and/or presence of any Hazardous Substance on, under, from, to or about the Leased Premises or any of Landlord's Properties that becomes known to Tenant or an agent or employee of the Tenant; (iii) the discovery by Tenant of any occurrence or condition at the Leased Premises or any of Landlord's Properties that could cause the Leased Premises or any of Landlord's Properties to be the subject of a claim, order or action under any Environmental Law and/or (iv) the discovery by the Tenant of any occurrence or condition at the Leased Premises or any of Landlord's Properties which could subject the Landlord or Tenant to any adverse effect on ownership, occupancy, transferability, marketability or use of the Leased Premises or any of Landlord's Properties under or as a consequence of any Environmental Law.

     31.3.4 Tenant shall, at its sole cost and expense, observe, perform and comply with all Environmental Laws and all enforcement, cleanup, removal and mitigation orders or other governmental, regulatory or judicial acts or orders instituted pursuant to any Environmental Law affecting the Leased Premises, any of Landlord's Properties, Landlord or Tenant which relate to or arise out of acts or failures to act on the part of Tenant or an agent, employee or invitee of Tenant and shall make all repairs and restorations to the Leased Premises required following completion thereof.

     31.3.5 Tenant shall obtain and maintain in full force and effect throughout the term of this Lease each of the Environmental Permits, and shall immediately notify Landlord in writing of the actual or threatened termination or non-renewal of any of the Environmental Permits.

     31.3.6 Tenant will, and will cause all Occupants to, provide to Landlord copies of all (a) Material Safety Data Sheets with respect to Hazardous Materials present upon the Premises, and (b) Chemical Inventory Reporting Forms filed by Tenant pursuant to the Emergency Planning and Community Right to Know Act ("EPCRA") or any state or local laws or ordinances enacted pursuant to or in furtherance of EPCRA.

     31.3.7 Tenant shall not (a) use any underground storage tanks at or under the Leased Premises, or (b) install any underground storage tanks at or under the Leased Premises.

     31.3.8 Promptly upon the expiration or termination of this Lease, Tenant shall retain on behalf of Landlord a qualified environmental engineer reasonably acceptable to Landlord to conduct an environmental audit of the environmental condition of the Leased Premises and to issue a written report thereof to Landlord and Tenant (the "Exit Report"). Tenant shall at its sole cost and expense perform or cause to be performed diligently and in strict compliance with all Environmental Laws all removal, disposal, treatment, decontamination, remediation and other acts recommended by the Exit Report and attributable to a fact, event or circumstance first arising or occurring after the Tenant entered into possession of the Leased Premises (including, without limitation, by reason of exacerbation of pre-existing facts, events or circumstances) except as to Landlord's acts or omissions and any repairs and restorations to the Leased Premises reasonably required following the completion of such removal, disposal, treatment, decontamination, remediation and other acts. Tenant shall pay the costs and expenses of obtaining the Exit Report.

     31.4 Environmental Indemnifications.

     31.4.1 Tenant indemnifies and agrees to protect, defend and hold harmless, Landlord and its respective officers, directors, shareholders, partners, member, employees, agents, parent, subsidiary and affiliated entities, successors and assigns (collectively "Landlord's Indemnified Group") from and against any and all claims, demands, losses, damages, costs, expenses, liabilities, assessments, fines, penalties, charges, administrative and judicial proceedings and orders, judgments, causes of action, defects in title, remedial action requirements and/or enforcement actions of any kind (including, without limitation, attorneys' fees and costs) directly or indirectly arising out of or attributable to, in whole or in part (a) an inaccuracy or omission with respect to any of the representations or a breach of any of the warranties of Tenant contained in this Lease, (b) a breach of any of the covenants of Tenant contained in this Lease,
(c) the use, handling, generation, manufacture, production, storage, release, threatened release, discharge, treatment, removal, transport, decontamination, cleanup, disposal, migration, flow and/or presence of a Hazardous Substance on, under, from, to or about the Leased Premises not caused by Landlord or any of its employees, agents, invitees, contractors, or subcontractors, or (d) any other activity carried on or undertaken on or off the Leased Premises by Tenant or any employees, agents, invitees, contractors or subcontractors of Tenant in connection with the use, handling, generation, manufacture, production, storage, release, threatened release, discharge, treatment, removal, transport, decontamination, cleanup, disposal and/or presence of any Hazardous Substance at any time located, transported, migrated, flowed or present on, under, from, to or about the Leased Premises. This indemnity is intended to be operable under 42 U.S.C. section 9607(c)(1), as amended, and any successor section thereof.

     31.4.2 The scope of the indemnity obligations contained in this Lease includes, but is not limited to: (a) all consequential damages; (b) the cost of any required or necessary repair, cleanup or detoxification of the applicable real estate and the preparation and implementation of any closure, remedial or other required plans, including without limitation: (i) the costs of removal or remedial action incurred by the United States government or the Commonwealth of Massachusetts or response costs incurred by any other person, or damages from injury to, destruction of, or loss of, natural resources, including the cost of assessing such injury, destruction or loss, incurred pursuant to the Comprehensive Environmental Response,

Compensation and Liability Act, as amended; (ii) the clean-up costs, fines, damages or penalties incurred pursuant to any applicable provisions of Massachusetts law; and (iii) the cost and expenses of abatement, correction or cleanup, fines, damages, response costs or penalties which arise from the provisions of any other statute, law, regulation, code, ordinance or legal requirement, state or federal; and (c) liability for personal injury or property damage arising under any statutory or common law tort theory, including damages assessed for the maintenance of a public or private nuisance, response costs or for the carrying on of an abnormally dangerous activity.

     31.4.3 Indemnitor's liability hereunder shall, without limiting the indemnity provided in this Agreement, extend to and include all costs, expenses and attorney's fees incurred or sustained by Landlord's Indemnified Group in making any investigation on account of any Claim, in prosecuting or defending any action brought in connection therewith, in obtaining or seeking to obtain a release therefrom and/or in enforcing any of the agreements contained in this Lease.

     31.4.4 The provisions of this paragraph 31 shall survive the expiration or termination of this Lease and/or any transfer of title to the Leased Premises, and following such transfer of title to the Leased Premises, the transferor shall continue to be entitled to the benefit of and to enforce the provisions of this paragraph 31 independently or joint with such transferor's direct or indirect transferees or transferors.

     31.4.5 Each current or future member of Landlord's Indemnified Group is hereby designated as a third-party beneficiary of the provisions of this paragraph 31 with the independent right of enforcement.

32.  Yield Up; Surrender Upon Termination.

     a. Surrender. Upon termination of this Lease, Tenant shall surrender the Leased Premises broom clean, in good order, repair and condition, reasonable wear and tear and damage by fire and casualty beyond Tenant's control excepted.

     b. Tenant shall remove all of Tenant's property and all alterations and improvements that Landlord has elected not to retain, repair all damage caused by the installation or removal of such property, alterations and improvements and restore the Leased Premises to its condition prior to the installation of said property, alterations and improvements. Any property, alteration or improvement that Landlord has elected not to retain and that is not so removed at the termination of this Lease shall be deemed to have been abandoned by Tenant and may be retained or disposed of by Landlord. Tenant shall pay for the disposal or removal by Landlord of such property, alteration and improvements that Landlord has not retained. Tenant's obligations to observe or perform this provision shall survive the termination of this Lease.

33. Waiver. No failure by Landlord to insist upon the strict performance of any term or condition of this Lease or to exercise any right or remedy available on breach thereof and no acceptance of full or partial rent during the continuance of any such breach shall constitute a waiver of any such breach, term or condition. No term or condition of this Lease required to be performed by the Tenant and no breach thereof shall be waived, altered or modified except by written instrument executed by the Landlord. No waiver of any breach shall affect or alter any term or condition of this Lease and each such term and condition shall continue in full force and effect with respect to any other existing or subsequent breach thereof.

34. Remedies. All rights and remedies of the Landlord are cumulative. The exercise of one or more rights or remedies shall not be taken to exclude or waive the right to exercise any other. All such rights and remedies may be exercised and enforced concurrently and whenever and as often as Landlord deems advisable.

35. Landlord Performance of Tenant's Obligations. If Tenant is in default hereunder, Landlord may cure such default on Tenant's behalf. In such case, Tenant shall reimburse Landlord for all sums paid to effect such cure together with interest at the rate of 18% per annum and reasonable attorney's fees and costs. In order to collect such reimbursement, Landlord shall have all remedies available under this Lease for a default and in the payment of rent.

36. "As Is" Condition. Tenant represents that it has examined the Leased Premises and Common Area and accepts all thereof in the condition or state in which they now are, "as is", without any express or implied representation, covenant or warranty in fact or in law and without recourse to Landlord as to condition or usability thereof or uses to which the Leased Premises may be put.

37. Subordination. This Lease is subject and subordinate at all times to the lien of any existing and future mortgages on the Property. Although no instrument or act by Tenant shall be necessary to effectuate such subordination, Tenant shall nevertheless execute and deliver such further instruments subordinating this Lease to the lien of all such mortgages as requested by the mortgagee.

38. Estoppel Certificates. At Landlord's request, from time to time, Tenant agrees to execute and deliver to Landlord a certificate which acknowledges the dates on which the Term begins and ends, tenancy and possession of the Leased Premises and recites such other facts concerning any provision of the Lease or payments made under the Lease which Landlord or a mortgagee or lender or a purchaser or prospective purchaser of the Bay State Mill or any interest therein or any other party may from time to time reasonably request. Tenant acknowledges that the execution and delivery of such certificates in connection with a financing or sale in a prompt manner may constitute requirements of Landlord's financing and/or property dispositions.

39. Choice of Law. This Lease shall be construed as a sealed instrument in accordance with the laws of the Commonwealth of Massachusetts.

40. Titles. The titles in this Lease are for convenience only and shall not be considered a part of the Lease.

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Wherefore, the undersigned hereby state that this Lease is duly executed by each company by their respective authorized officer(s) as of this 19th day of January, 2001.

                                        CRANE & CO. INC.
                                        By its President,

                                        /s/ LARRY E. CRANE
                                        ----------------------------------
                                        LARRY E. CRANE


                                        AMERICAN BANK NOTE HOLOGRAPHICS, INC.
                                        By its President,

                                        /s/ KENNETH TRAUB
                                        ----------------------------------
                                        KENNETH TRAUB